EXHIBIT 5.2

June 25, 2004

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Subject: Biomira Inc. (the “Company”)

Dear Sirs/Mesdames:

We hereby consent to all references to this firm in the Registration Statement on Form F-10 (the “Registration Statement”) to which this consent is appended as Exhibit 5.2 and filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Description of Debt Securities — Enforceability of Judgment” and “Legal Matters”.

Yours truly,

/s/ FRASER MILNER CASGRAIN LLP